Exhibit 10.1

Execution Version

Aerami Therapeutics Holdings, Inc.

2520 Meridian Parkway, Suite 400

Durham, North Carolina, 27713

March 4, 2022

FoxWayne Enterprises Acquisition Corp.

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

Attention: Mr. Robb Knie

Dear Mr. Knie:

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 7, 2021, by and among FoxWayne Enterprises Acquisition Corp., a Delaware corporation (“FoxWayne”), Gotham Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of FoxWayne, Aerami Therapeutics Holdings, Inc., a Delaware corporation (“Aerami”), and the stockholders’ representative (each a “Party” and collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	By signing this letter agreement, each Party hereby agrees to terminate the Merger Agreement in accordance with the terms and conditions of Section 9.1(a) of the Merger Agreement with effect immediately prior to the filing of the Form 8-K by FoxWayne with the Securities and Exchange Commission announcing the mutual termination of the Merger Agreement.

2.	The Parties acknowledge and agree that, following the termination of the Merger Agreement pursuant to Section 1 of this letter agreement, no Party or any of its Affiliates, officers, directors, employees or stockholders shall have any liability, rights or obligations under the Merger Agreement, except as otherwise set forth in Section 9.2 of the Merger Agreement.

3.	Further to Section 7.6 of the Merger Agreement, each of the Parties hereby agrees not to, and to cause its Affiliates and Representatives not to, issue any press releases or make any public announcements with respect to the termination of the Merger Agreement or the impetus or rationale therefor without the prior written consent of the other Parties; provided, however, that each Party may make any such announcement or other communication (a) if such announcement or other communication is required by applicable Law or the rules of any stock exchange, in which case the disclosing Party shall, to the extent permitted by applicable Law, first allow the non-disclosing Party to review such announcement or communication and provide an opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, and (b) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 3. The Parties shall use their respective reasonable best efforts to ensure that any information that is disclosed under this Section 3 of this letter agreement is accurate, complete and not misleading.

4.	For purposes of this letter agreement, the provisions of Article X of the Merger Agreement (other than Sections 10.5, 10.21 and 10.23) are incorporated herein by reference and shall apply to this letter agreement mutatis mutandis.

5.	This letter agreement, together with the Merger Agreement, constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the day and year first above written.

FOXWAYNE ENTERPRISES ACQUISITION CORP.

By:	/s/ Robb Knie
Name:	Robb Knie
Title:	Chief Executive Officer

GOTHAM MERGER SUB, INC.

By:	/s/ Robb Knie
Name:	Robb Knie
Title:	Chief Executive Officer

AERAMI THERAPEUTICS HOLDINGS, INC.

By:	/s/ Steven Thornton
Name:	Steven Thornton
Title:	Chief Executive Officer

/s/ Steven Thornton
STEVEN THORNTON, as Stockholders Representative

[Signature Page to Letter Agreement]